SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )


Filed  by  the  Registrant [X]

Filed  by  a  Party  other  than  the  Registrant [ ]

Check  the  appropriate  box:

[ ]  Preliminary  Proxy  Statement
[ ]  Confidential,  for  Use  of  the  Commission  only  (as  permitted by Rule
          14a-6(e)(2))
[X]  Definitive  Proxy  Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting  Material  Pursuant  to   240.14a-11(c)  or   240.14a-12

                              LIFECELL CORPORATION
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]  No  fee  required.

[ ]  Fee  computed on  table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.     Title of each class of securities to which transaction applies: N/A
     2.     Aggregate  number  of securities  to which transaction applies: N/A
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
     4.     Proposed  maximum  aggregate  value  of  transaction:  N/A
     5.     Total  fee  paid:  N/A

[ ]  Fee paid previously with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
     number, or the Form      or Schedule and the date of its filing.

      1.     Amount  Previously  Paid:  N/A
      2.     Form,  Schedule  or  Registration  Statement  No.:  N/A
      3.     Filing  Party:  N/A
      4.     Date  Filed:  N/A

                              LIFECELL CORPORATION

                               One Millennium Way
                          Branchburg, New Jersey 08876
                                 (908) 947-1100


                                 April 28, 2000

Dear  Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of LifeCell Corporation to be held at 1:00 p.m., EDT, Friday, June 2, 2000, at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey, 07059.

     This year you will be asked to consider two proposals. The first proposal concerns the election of directors. The second proposal concerns the adoption of the LifeCell Corporation Year 2000 Stock Option Plan. These matters are explained more fully in the attached proxy statement, which you are encouraged to read.

     The Board of Directors recommends that you approve these proposals and urges you to return your signed proxy card, or cards, at your earliest convenience, whether or not you plan to attend the annual meeting.

     Thank  you  for  your  cooperation.

                                   Sincerely,


                                   /s/  Paul  G.  Thomas
                                   ---------------------
                                   Paul  G.  Thomas
                                   President  and  Chief  Executive  Officer

                              LIFECELL CORPORATION
                               One Millennium Way
                          Branchburg, New Jersey 08876


     Notice  of  Annual  Meeting  of  Stockholders  to  Be  Held  June  2,  2000

     Notice is hereby given that the Annual Meeting of the Stockholders of LifeCell Corporation, a Delaware corporation (the "Company"), will be held on Friday, June 2, 2000, at 1:00 p.m. EDT, at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey, 07059 for the following purposes:

          (1) To elect seven directors of the Company to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

          (2)  To adopt the  LifeCell  Corporation  Year 2000 Stock Option Plan;
               and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     These proposals are described in further detail in the attached Proxy Statement. The holders of record of shares of Common Stock and Series B Preferred Stock of the Company at the close of business on April 5, 2000 will be entitled to vote at the meeting.

                                   By  Order  of  the  Board  of  Directors,

                                   /s/  Fenel  M.  Eloi
                                   --------------------


                                   Fenel  M.  Eloi
                                   Secretary

April  28,  2000

                              LIFECELL CORPORATION

                                 Proxy Statement
                       for Annual Meeting of Stockholders
                          to  Be  Held  June  2,  2000

     This Proxy Statement is furnished to the stockholders of LifeCell Corporation ("LifeCell" or the "Company"), One Millennium Way, Branchburg, New Jersey, 08876, telephone (908) 947-1100, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on Friday, June 2, 2000 at 1:00 p.m. EDT, at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07059, or any adjournment thereof.

     Proxies in the form or forms enclosed, properly executed by stockholders and received in time for the meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the director nominees listed therein and in favor of adoption of the Year 2000 Stock Option Plan. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the secretary of the Company at or prior to the meeting. This Proxy Statement and accompanying form or forms of proxy are to be mailed on or about April 28, 2000, to stockholders of record on April 5, 2000 (the "Record Date").

     At the close of business on the Record Date, there were outstanding and entitled to vote 13,772,442 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 104,530 shares of Series B Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"). Only the holders of record on the Record Date are entitled to vote at the meeting.

     The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to the holders of Common Stock at the meeting. The holders of record of Series B Preferred Stock on the Record Date will be entitled to one vote per share for each share of Common Stock into which a share of Series B Preferred Stock is convertible on the Record Date on each matter presented to the holders of Series B Preferred Stock at the meeting (or approximately 32.26 votes per share of Series B Preferred Stock or approximately 3,371,935 votes in the aggregate). The presence at the meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of Common Stock and Series B Preferred Stock is necessary to constitute a quorum for the transaction of business at the meeting. The holders of Series B Preferred Stock, voting as a separate series, are entitled to elect one of the seven director nominees.

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mail, proxies may be solicited by telephone, telegraph or personally by the directors, officers and employees of the Company, who will receive no extra compensation for their services. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of Common Stock and Series B Preferred Stock.

                    MATTERS  TO  COME  BEFORE  THE  MEETING

PROPOSAL  1:     ELECTION  OF  DIRECTORS

     At the meeting, seven directors constituting the entire Board of Directors are to be elected. The holders of Common Stock and Series B Preferred Stock, voting together as a class, are entitled to elect six directors. The holders of Series B Preferred Stock, voting as a separate series, are entitled to elect one director. All directors of the Company hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

     It is the intention of the persons named in the proxies for the holders of Common Stock and Series B Preferred Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by (i) the Board of Directors in the case of the directors to be elected by the holders of Common Stock and Series B Preferred Stock, voting together as a class, and (ii) the holders of a majority of the shares of Series B Preferred Stock in the case of the directors to be elected by the holders of Series B Preferred Stock, voting as a separate series. In accordance with the Company's by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock and Series B Preferred Stock, voting together as a class, or the Series B Preferred Stock, voting as a separate series, as the case may be, present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Voting requirements for Proposal Two are described in that proposal below.

Arrangements  Regarding  the  Nomination  and  Election  of  Directors

     Pursuant to a voting agreement entered into November 1996 between the Company and the holders of Series B Preferred Stock, as amended and restated in April 2000 (the "Voting Agreement"), the holders of shares of Series B Preferred Stock agreed to vote their shares of Series B Preferred Stock for the persons designated by the holders of a majority of the shares of Series B Preferred Stock to be submitted as nominees for election to the Board of Directors (the "Series B Directors"). Per the provisions of the Voting Agreement, both Vector Later-Stage Equity Fund, L.P. ("Vector") and CIBC WMV, Inc. ("CIBC") have the right to designate a nominee for Series B Director positions. CIBC has declined to designate a nominee. Ms. McDonald has been submitted as nominee for election to the Board of Directors by the holders of the Series B Preferred Stock, voting as a separate series, pursuant to such provisions of the Voting Agreement.

     The stockholder parties to the Voting Agreement also agreed to vote their shares of Common Stock or Series B Preferred Stock for the election to the Company's Board of Directors of Paul G. Thomas and Stephen A. Livesey, executive officers of the Company (the "Company Directors"), and Michael E. Cahr.

     The stockholder parties to the Voting Agreement also agreed to vote their shares of Common Stock or Series B Preferred Stock for the election of up to three persons to the Company's Board of Directors designated by the Series B Directors and the Company Directors, which designees are neither members of the Company's management nor employees or officers of the Company. Dr. Costantino, Mr. Foster and Mr. Thompson have been submitted as nominees for election to the Board of Directors pursuant to such provisions of the Voting Agreement.

NOMINEES  FOR  ELECTION  BY HOLDERS OF COMMON STOCK AND SERIES B PREFERRED STOCK

     The persons listed below have been nominated for election to fill the six director positions to be elected by the holders of the Common Stock and Series B Preferred Stock, voting together as a class.

NOMINEE                          AGE         POSITION WITH THE COMPANY         DIRECTOR SINCE
-------------------------------  ---  ---------------------------------------  --------------

Paul G. Thomas                    44  Chairman of the Board, President and               1998
                                      Chief Executive Officer
Stephen A. Livesey, M.D., Ph.D.   47  Executive Vice President, Chief Science            1993
                                      Officer and Director
Michael E. Cahr                   60  Director                                           1991
Peter D. Costantino               41  Director                                           1999
James G. Foster                   53  Director                                           1995
David A. Thompson                 58  Director                                           1997

NOMINEE  FOR  ELECTION  BY  HOLDERS  OF  SERIES  B  PREFERRED  STOCK

     The person listed below has been nominated for election to fill the one director position eligible to be elected by the holders of Series B Preferred Stock, voting as a separate series.

NOMINEE            AGE  POSITION WITH THE COMPANY  DIRECTOR SINCE
-----------------  ---  -------------------------  --------------
K. Flynn McDonald   47  Director                             1996

INFORMATION  REGARDING  NOMINEES  AND  DIRECTORS

Background  of  Nominees  for  Director

     Paul  G.  Thomas.  Mr.  Thomas  has served as Director, President and Chief
Executive Officer of LifeCell since October 1998. Mr. Thomas was elected Chairman of the Board in June 1999. Prior to joining LifeCell, Mr. Thomas was President of the Pharmaceutical Products Division of Ohmeda Inc., a world leader in inhalation anesthetics and acute care pharmaceuticals. Mr. Thomas was responsible for the overall operations of Ohmeda's Pharmaceutical Division, which had worldwide sales of approximately $200 million in 1997. Mr. Thomas received his MBA degree with an emphasis in Marketing and Finance from Columbia University Graduate School of Business and completed his postgraduate studies in Chemistry at the University of Georgia Graduate School of Arts and Science. He received his B.S. degree in Chemistry from St. Michael's College in Vermont, where he graduated Cum Laude.

     Stephen A. Livesey, M.D., Ph.D. Dr. Livesey has served as Executive Vice President, Chief Science Officer and as a director of the Company since March 1993. He served as Executive Vice President, Scientific Development of the Company from June 1991 until March 1993. He is also a co-developer of the Company's initial technology and was involved in the formation of the Company and the licensing of such technology to the Company from The University of Texas Health Science Center in Houston. Dr. Livesey served as a consultant to the Company from its inception until June 1991, when he became a full-time employee. Dr. Livesey received his medical degree from the University of Melbourne, Australia and a Ph.D. in biological chemistry from the University of Melbourne, Australia.

     Michael E. Cahr. Mr. Cahr has been a director of the Company since July 1991. Mr. Cahr is currently President and Chief Executive Officer of IKADEGA, Inc., a Northbrook, Illinois server technology company developing products and services for the healthcare, data storage and hospitality fields. Mr. Cahr was Chairman of Allscripts, Inc., a publicly traded prescription management company from September 1997 through March 1999 and President, CEO and Chairman from June 1994 to September 1997. Prior to Allscripts, Mr. Cahr was Venture Group Manager for Allstate Venture Capital where he oversaw investments in technology, healthcare services, biotech and medical services from 1987 to June 1994. Mr. Cahr is a director of Metropolitan Health, a Boca Raton, Florida based public healthcare network management company and Notify MD, a Nashville, Tennessee based physician communication technology firm.

     Peter D. Costantino, MD, FACS. Dr. Costantino has served as the chairman of the Company's Surgical Advisory Board since 1998 and as a director of the Company since November 1999. Dr. Costantino has served as the Co-Director of the Cranial Base Surgery Program and Associate Professor of the Departments of Otolaryngology, Neurosurgery and Oral/Maxillofacial Surgery at the Mount Sinai School of Medicine and Mount Sinai Medical Center in New York since 1996. Dr. Costantino also has been Product Development and Scientific Consultant for Stryker-Howmedica, Inc. and its predecessor companies, since 1994. During 1998, Dr. Costantino served as Chief Executive Officer of Medical Device Alliance, Inc., Lysonix, Inc. and Parallax Medical Inc. Dr. Costantino co-founded OsteoGenics, Inc in 1988 and served as its Chief Executive Officer from 1988 to 1991 and as Product Development and Scientific Consultant from 1991 to 1994. Dr. Costantino completed Medical School and his Residency training in Otolaryngology
- Head and Neck Surgery at Northwestern University School of Medicine. Upon completion of his residency, he was specially trained in head and neck cancer and reconstructive surgery at Northwestern University School of Medicine and cranial base surgery at the University of Pittsburgh Medical School.

     James G. Foster. Mr. Foster has been a director of the Company since March 1995. Mr. Foster has been Vice President and General Manager of Medtronic Heart Valves, a division of Medtronic, Inc. ("Medtronic") a medical device company, since December 1994. From February 1984 to December 1994, Mr. Foster held various officer positions with Medtronic.

     K. Flynn McDonald. Ms. McDonald was elected a director of the Company in November 1996. Ms. McDonald is a Managing Director of Vector Fund Management, L.P., the general partner of Vector Later-Stage Equity Fund, L.P., where she has been employed since November 1995. From December 1993 through October 1995, she was a Vice President of Technology Funding, investing in both the technology and health care sectors. From 1986 through 1993, Ms. McDonald was employed at Raychem Corporation where her last position was Vice President of Raychem Ventures and Controller/Director of Business Development, Technology Sector.
Ms. McDonald is a director of Pilot Network Services, Inc., a provider of security services to the Internet, Digirad, Inc., a private company focusing on solid-state, semiconductor gamma detector technology, Decibel Instruments, Inc., a hearing device company, and Spinal Concepts, Inc., a manufacturer of spinal implants.

     David A. Thompson. Mr. Thompson was elected a director of the Company in June 1997. Mr. Thompson is retired. From 1964 through June 1995, Mr. Thompson was employed by Abbott Laboratories, a healthcare company, where he served in various capacities, including Senior Vice President, Diagnostic Operations, President, Diagnostic Division, Vice President, Human Resources and Vice President, Corporate Materials Management. Mr. Thompson is a director of HYCOR Biomedical, Inc., a medical diagnostic company, NABI, a biopharmaceutical company, TriPath, Inc., an automated medical images company, and St. Jude Medical Inc., a medical device company.

Committees  of  the  Board  of  Directors  and  Meeting  Attendance

     The Board of Directors has established an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors has not established a nominating committee. During the fiscal year ended December 31, 1999, the Board of Directors met six times, the Audit Committee met once, the Compensation Committee met twice and the Stock Option Committee met four times. No director attended less than 75% of the combined number of Board meeting and meetings of committees of which he or she is a member.

     Audit Committee. The Audit Committee comprises Mr. Cahr, Mr. Foster and Ms. McDonald. The Audit Committee recommends the independent public accountants appointed by the Board of Directors to audit the financial statements of the Company and reviews issues raised by such accountants as to the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures.

     Compensation Committee. The Compensation Committee comprises Ms. McDonald and Mr. Thompson. The Compensation Committee reviews, approves and makes recommendations to the Board of Directors on matters regarding the compensation of the Company's officers, directors, employees and agents.

     Stock Option Committee. Mr. Cahr and Mr. Thompson, neither of who is an employee of the Company, are the current members of the Stock Option Committee, which administers the Company's stock option plans.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth information as of March 31, 2000, with respect to (i) persons known to the Company to be beneficial holders of five percent or more of either the outstanding shares of Common Stock or the outstanding shares of Series B Preferred Stock, (ii) executive officers and directors of the Company and (iii) all executive officers and directors of the Company as a group.

                                                 AMOUNT AND NATURE
                                            OF  BENEFICIAL  OWNERSHIP(1)
                                          --------------------------------
                                                               SERIES  B
                                           COMMON  STOCK   PREFERRED STOCK
                                          ----------------  -------------
BENEFICIAL OWNER                           SHARES      %    SHARES    %
----------------------------------------  ---------  -----  ------  -----

CIBC WMV, Inc.(2). . . . . . . . . . . .  2,553,707   15.6  47,805   45.7
425 Lexington Avenue
New York, New York 10017
Vector Later-Stage Equity Fund, L.P.(3).  2,284,999   14.2  41,440   39.6
1751 Lake Cook Road, Suite 350
Deerfield, Illinois 60015
The Woodlands Venture Capital Company(4)    750,337    5.4   2,666    2.5
2201 Timberloch Place
The Woodlands, Texas 77380
Paul G. Thomas(5). . . . . . . . . . . .    189,280    1.3       -      -
Chairman of the Board, President
 and Chief Executive Officer
Michael E. Cahr(6) . . . . . . . . . . .    123,869      *     531      *
Director
Peter J. Costantino, M.D., F.A.C.S.. . .      7,500      *       -      -
   Director(7)
James G. Foster(8) . . . . . . . . . . .          -      -       -      -
Director
Stephen A. Livesey, M.D., Ph.D.(9) . . .    365,523    2.6     264      *
Executive Vice President, Chief
  Science Officer and Director
K. Flynn McDonald(10). . . . . . . . . .     45,000      *       -      -
Director
David A. Thompson(11). . . . . . . . . .     36,700      *       -      -
Director
Fenel M. Eloi. . . . . . . . . . . . . .      1,000      *       -      -
Senior Vice President and
Chief Financial Officer
Patrick N. Bergstedt . . . . . . . . . .        370      *       -      -
   Vice President, Sales and Marketing
William E. Barnhart. . . . . . . . . . .        338      *       -      -
    Senior Vice President, Operations
All executive officers and directors . .    769,580    5.4     795      *
  as a group (10 persons)(12)

     * Less than 1%. (l) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of March 31, 2000 have been exercised or converted. Options, warrants and other convertible securities that are not exercisable within 60 days of March 31, 2000 have been excluded. Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock and/or Series B Preferred Stock beneficially owned by them.
     (2) Includes 1,542,096 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and 1,011,611 shares of Common Stock issuable upon exercise of a warrant.


                                        5

     (3) Includes 1,336,774 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock, 903,225 shares of Common Stock issuable upon exercise of a warrant and 45,000 shares underlying options granted under the LifeCell Corporation Second Amended and Restated 1993 Non-Employee Director Stock Option Plan, as amended (the "Director Stock Option Plan") to K. Flynn McDonald and beneficially owned by Vector Later-Stage Equity Fund, L.P. K. Flynn McDonald, a
          director of the Company, is a vice president of Vector Fund Management, L.P., the general partner of Vector Later-Stage Equity Fund, L.P.
     (4) Total number of shares of Common Stock includes 86,000 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and 56,451 shares of Common Stock issuable upon exercise of a warrant. The Woodlands Venture Capital Company is a wholly owned subsidiary of Mitchell Energy & Development Corp. George P. Mitchell owns the majority of the issued and outstanding shares of Mitchell Energy & Development Corp. Because of these relationships, Mitchell Energy & Development Corp. and George P. Mitchell may be deemed to be the beneficial owners of the shares of Common Stock beneficially held directly or indirectly by The Woodlands Venture Capital Company. Certain information with respect to the ownership of such stockholders was obtained from Amendment No. 6 to their joint report on Schedule 13G dated February 2, 2000, as received by the Company, and the Company's stock records.
     (5) Total number of shares of Common Stock includes 187,500 shares underlying options granted under the LifeCell Corporation Amended and Restated 1992 Stock Option Plan (the "Amended and Restated Stock Option Plan") and 1,780 shares of Common Stock held for Mr. Thomas' account by the LifeCell Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan").
     (6) Total number of shares of Common Stock includes 30,000 shares underlying options granted under Director Stock Option Plan, 17,129 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and 11,290 shares of Common Stock issuable upon exercise of a warrant.
     (7) Total number of shares of Common Stock includes 7,500 shares underlying options granted under the Employee Stock Option Plan.
     (8) Mr. Foster is the Vice President and General Manager of Medtronic Heart Valves, a division of Medtronic, and because of such position may be deemed the beneficial owner of the 655,962 shares of Common Stock held by Medtronic. Mr. Foster disclaims any such beneficial ownership. Information with respect to the ownership of such stockholder was obtained from the Company's stock records.
     (9) Total number of shares of Common Stock includes 248,750 shares underlying options granted under the Amended and Restated Stock Option Plan, 8,516 shares of Common Stock issuable pursuant to the conversion of shares of Series B Preferred Stock, 5,645 shares of Common Stock issuable upon exercise of a warrant and 2,083 shares of Common Stock held for Mr. Livesey's account by the Stock Purchase Plan.
     (10) Total number of shares of Common Stock includes 45,000 shares underlying options granted under the Director Stock Option Plan. Ms. McDonald is required under the terms of her employment with Vector Fund Management, L.P. to transfer to Vector Fund Management, L.P. any net gain received upon sale of the shares of Common Stock underlying such options. Ms. McDonald is a Vice President of Vector Fund Management, L.P., the general partner of Vector Later-Stage Equity Fund, L.P., and because of such position may be deemed the beneficial owner of the 2,284,999 shares of Common Stock and the 41,440 shares of Series B Preferred Stock beneficially owned by Vector Later-Stage Equity Fund, L.P. Ms. McDonald disclaims any such beneficial ownership.
     (11) Total number of shares includes 35,000 shares underlying options granted under the Director Stock Option Plan.
     (12) See notes (5) through (11).

                       EXECUTIVE OFFICERS AND COMPENSATION

     The following section sets forth certain information regarding the Company's executive officers.

BACKGROUND  OF  EXECUTIVE  OFFICERS

                                                                     DATE OF
NAME                                 OFFICES HELD                 FIRST ELECTION  AGE
--------------------  ------------------------------------------  --------------  ---

Paul G. Thomas . . .  Chairman of the Board, President and        October 1998     44
                      Chief Executive Officer
Stephen A. Livesey,   Executive Vice President and Chief Science  June 1991        47
 M.D., Ph.D. . . . .  Officer and Director
Fenel M. Eloi. . . .  Senior Vice President and                   June 1999        42
                      Chief Financial Officer
Patrick N. Bergstedt  Vice President, Sales and Marketing         June 1999        40
William E. Barnhart.  Senior Vice President, Operations           August 1999      57

     For further information regarding Mr. Thomas's background, see "Background of Nominees for Director."

     For further information regarding Dr. Livesey's background, see "Background of Nominees for Director."

     Fenel M. Eloi joined LifeCell in May 1999 as Senior Vice President and Chief Financial Officer. Prior to joining LifeCell, Mr. Eloi was senior vice president and chief financial officer of Genome Therapeutics Corp, where he served in various positions from 1989 to 1999. Mr. Eloi has served in various financial management positions of increasing responsibility for several companies, including GTE Corporation, Haemonetics Corp. and Simplex Corp. Mr. Eloi received his Bachelor of Science degree in accounting and finance from Lee University and his Masters in Business Administration with a concentration in economics and finance from Anna Maria College. He currently serves on the board of directors of a privately-held computer software company.

     Patrick N. Bergstedt joined LifeCell in June 1999, as Vice President, Marketing and Business Development. Mr. Bergstedt has served in management positions of increasing responsibility for multinational pharmaceutical companies throughout Europe, South Africa and the U.S. Most recently, he served as vice president and general manager of the Wound Healing and APi Business Unit of Centeon LLC, a joint venture of Hoechst and Rhone Poulenc and $1 billion manufacturer of plasma proteins. Mr. Bergstedt received his Bachelor of Arts degree from Rand Afrikaans University in Johannesburg, South Africa.

     William E. Barnhart. Mr. Barnhart has served as the Sr. Vice President, LifeCell Operations since September 1999. He has over twenty five years experience in a variety of increasingly responsible management roles in drug and device manufacturing and quality assurance. From March 1997 to September 1999, Mr. Barnhart was Sr. Vice President, Quality Assurance for Centeon, LLC., a multinational provider of pharmaceuticals and plasma derived biologics. From 1993 to 1997, Mr. Barnhart was Vice President, Quality Assurance for Ohmeda,
Inc. Prior to joining Ohmeda, Mr. Barnhart was Vice President of Operations, Allergan U.S. Operations. In this capacity he was responsible for general management for five operations manufacturing prescription ophthalmics, biologics and medical devices. Mr. Barnhart graduated from Miami University with a Bachelor of Science degree and a Masters of Science degree in chemistry.


     All officers of the Company hold office until the regular meeting of directors following the annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

SUMMARY  OF  COMPENSATION

     Set forth in the following table is certain compensation information concerning the Company's chief executive officer and the Company's four most highly compensated executive officers for the fiscal year ended December 31, 1999, other than the chief executive officer.

                                          SUMMARY  COMPENSATION  TABLE

                                                                      LONG TERM
                                  ANNUAL COMPENSATION               COMPENSATION
                                 ---------------------             -------------
NAME AND PRINCIPAL                                                   SECURITIES
POSITION AT                                                          UNDERLYING      ALL OTHER
DECEMBER 31, 1999          YEAR         SALARY            BONUS      OPTIONS(1)     COMPENSATION
-------------------------  ----  ---------------------  ----------  -------------  --------------
Paul G. Thomas, . . . . .  1999  $            275,000   $ 119,625               -  $    31,942(6)
  Chairman of the Board,.  1998  $           83,671(2)          -         500,000  $       450(6)
   President and Chief. .  1997                     -           -               -              -
  Executive Officer

Stephen A. Livesey, . . .  1999  $            216,191   $  46,800         175,000  $    23,296(6)
  M.D., Ph.D.,. . . . . .  1998  $            200,000           -          40,000  $       700(6)
  Executive Vice. . . . .  1997  $            176,042   $  36,000               -  $       640(6)
  President and
  Chief Science Officer

Fenel M. Eloi,. . . . . .  1999  $          116,238(3)  $57,535(7)        100,000  $     7,604(6)
  Sr. Vice President, . .  1998                     -           -               -              -
  Chief Financial Officer  1997                     -           -               -              -

Patrick N. Bergstedt, . .  1999  $          102,133(5)  $52,000(7)         95,000  $       575(6)
  Vice President, . . . .  1998                     -           -               -              -
  Sales and . . . . . . .  1997                     -           -               -              -
  Marketing

William E. Barnhart,. . .  1999  $           69,321(4)  $  34,125         125,000  $       500(6)
  Vice President, . . . .  1998                     -           -               -              -
  Operations. . . . . . .  1997                     -           -               -              -


(1) Represents shares issuable pursuant to stock options granted under the Amended and Restated 1992 Stock Option Plan and the proposed Year 2000 Stock Option Plan.
(2)  Employment  began September 8, 1998.  Annual salary was $275,000.
(3)  Employment  began  May 24,  1999.  Annual  salary  was  $191,600.
(4)  Employment  began  August 9, 1999.  Annual  salary was  $175,000.
(5)  Employment began June 1, 1999. Annual salary was $175,000.
(6) Represents (i) contributions in each of 1997, 1998 and 1999 of $400, $400 and $400 ($240 for Mr. Eloi during 1999), respectively, by the Company under the Company's 401(k) plan and (ii) contributions in 1997, 1998 and 1999 of $240, $125 and $300 ($100 for Mr. Barnhart,
     $175 for Mr. Bergstedt and $0 for Mr. Eloi during 1999), respectively, by the Company under the Stock Purchase Plan and (iii) relocation related costs paid during 1999 by the Company for Mr. Thomas, Mr. Livesey and Mr. Eloi of $31,242, $22,596 and $7,364 respectively.
(7) Includes $15,000 and $10,000 of hiring bonus for Messrs. Eloi and Bergstedt, respectively.

OPTION  GRANTS  IN  1999

     The following table provides certain information with respect to options granted to the Company's chief executive officer and to each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1999:

                                           OPTION  GRANTS  IN  LAST  FISCAL  YEAR


                                   PERCENT OF                                       POTENTIAL REALIZABLE VALUE
                                     TOTAL                                          AT ASSUMED ANNUAL RATES OF
                      NUMBER OF     OPTIONS       EXERCISE      MARKET               STOCK  PRICE APPRECIATION
                      SECURITIES   GRANTED TO       PRICE      PRICE ON                 FOR OPTION TERM(1)
                      UNDERLYING   EMPLOYEES    PER SHARE ($)   DATE OF               -----------------------
                       OPTIONS         IN                        GRANT    EXPIRATION
NAME                   GRANTED    FISCAL YEAR                     ($)        DATE           5%        10%
--------------------  ----------  ------------  -------------  ---------  ------------  ---------  ---------

Stephen A. Livesey,      175,000        23.60%          4.125      4.125     1/21/09    453,970    1,150,465
 M.D., Ph.D.

Fenel M. Eloi. . . .     100,000     13.49%(2)          4.031      4.031      6/2/09    253,431      642,261

Patrick N. Bergstedt      95,000     12.81%(2)          4.031      4.031      6/2/09    240,759      610,147

William E. Barnhart.     125,000     16.86%(2)          5.000      5.000     8/18/09    393,046      996,072
============================================================================================================

------------------
(1) The Securities and Exchange Commission (the "SEC") requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.
(2) Reflects options granted as hiring incentives for Messrs. Eloi, Bergstedt and Barnhart.


OPTION  EXERCISES  AND  HOLDINGS

     The following table sets forth information concerning options exercised during 1999 and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 1999.

                                                  NUMBER OF
                                            SECURITIES UNDERLYING
                        SHARES               UNEXERCISED OPTIONS            VALUE OF
                       ACQUIRED              AT DECEMBER 31, 1999   IN-THE-MONEY OPTIONS AT
                          ON       VALUE        (# OF SHARES)       DECEMBER 31, 1999 ($)(1)
                                            ----------------------  ------------------------
NAME                  (# SHARES)  REALIZED       EXERCISABLE             UNEXERCISABLE        EXERCISABLE  UNEXERCISABLE
--------------------  ----------  --------  ----------------------  ------------------------  -----------  -------------

Paul G. Thomas . . .           -         -                 125,000                   375,000      156,250        468,750
Stephen A. Livesey,
  M.D., Ph.D.. . . .           -         -                 205,000                   205,000      349,375        175,000
Fenel M. Eloi. . . .           -         -                       -                   100,000            -        109,400
Patrick N. Bergstedt           -         -                       -                    95,000            -        103,930
William E. Barnhart.           -         -                       -                   125,000            -         15,625
========================================================================================================================

-----------------
(1) Based on $5.125 per share, the closing price of the Common Stock, as reported by the Nasdaq National Market, on December 31, 1999.

COMPENSATION  OF  DIRECTORS

     Directors of the Company, other than employees of the Company, receive a quarterly retainer of $2,000 and directors' fees of $1,000 per meeting attended in person or $500 per meeting by telephone. Directors receive an additional $600 for each meeting attended of any committee of the Board or $300 for participation in telephone meetings of any committee in excess of 30 minutes in length. In no event does the compensation for any day exceed $1,000 for all meetings attended. Ms. McDonald has declined such fees. Directors of the Company who are employees receive no directors' fees. Directors of the Company are reimbursed their expenses for attendance at such meetings.

     The terms of the Director Stock Option Plan provide that each eligible director who was a director on March 5, 1996, was granted an option to purchase 50,000 shares of Common Stock at an exercise price equal to the fair market value of a share of Common Stock on the date of the Director Stock Option Plan. The plan also provides that an option to purchase 25,000 shares of Common Stock will be granted to each newly elected director at an exercise price equal to the fair market value of a share of Common Stock on such election date. The plan provides for an annual grant of an option to purchase 10,000 shares of Common Stock to each non-employee director. Options granted under the Director Stock Option Plan generally vest one year after the date of grant and expire ten years after the date of grant.

     Pursuant to the provisions of the Director Stock Option Plan, on June 3, 1999, Mr. Cahr, Ms. McDonald and Mr. Thompson were granted options to purchase 10,000 shares of Common Stock at an exercise price of $4.031 per share. On June 3, 1999, Mr. Foster was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $4.031 per share. On October 21, 1999, Dr. Costantino was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $4.625. Ms. McDonald is required under the terms of her employment with Vector Fund Management, L.P., to transfer to Vector Fund
Management L.P. any net gain received upon sale of shares of Common Stock underlying any options granted. Dr. Costantino's and Mr. Foster's option grants were initial grants for newly elected outside directors.

COMPENSATION  COMMITTEE  REPORT  ON  EXECUTIVE  COMPENSATION

Overview
     The function of the Compensation Committee is to advise the Board regarding overall compensation policies and recommend specific compensation for the Company's senior executives and Board remuneration. The Compensation Committee is responsible for providing guidance to the Board of Directors and the chief executive officer regarding broad compensation issues. The Committee is composed of K. Flynn McDonald and David A. Thompson

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premises that the success of the Company results from the efforts of each employee and that a cooperative, team-oriented environment is an essential part of the Company's culture. The Company believes in the importance of rewarding employees for the Company's successes. Particular emphasis is placed on broad employee equity participation through the use of stock options and annual cash bonuses linked to achievement of the Company's performance goals and the employees' personal objectives.

Executive  Officer  Compensation

     The Company's compensation package consists of three major components: base compensation, performance bonuses, and stock options. Together these elements comprise total compensation value. The total compensation paid to the Company's executive officers is influenced significantly by the need to attract management employees with a high level of expertise and to motivate and retain key executives for the long-term success of the Company and its stockholders. The Committee establishes annual base salary levels for executives based on competitive data, level of experience, position, responsibility, and individual and Company performance. The Company has sought to align base compensation levels comparable to its competitors and other companies in similar stages of development. Cash bonuses are paid to executive officers based upon achievement of annually set Company goals and personal performance objectives.

     The Company believes that stock options are an important long-term incentive for its executive officers and that the Company's stock option program has been effective in aligning officer and employee interests with that of the Company and its shareholders. The Company uses stock options to attract key executive talent and stock option grants are generally part of employment packages for key management positions. The Company reviews the stock option plan annually and employees may also be eligible for annual stock option grants.

During 1999, key executive officers and employees were granted stock options as an incentive to relocate with the Company from Texas to New Jersey, the Company's new headquarters. In addition, several key executive officers were hired during the year and options were granted to these officers as part of their employment packages. During 1999, the Company granted stock options for 741,500 shares to officers and employees of the Company (of which 495,000 were granted to executive officers of the Company).

Chief  Executive  Officer  Compensation

     The Compensation Committee recommends base salary levels and annual cash bonuses of the Company's senior management for approval by the Board. Mr. Thomas, Chief Executive Officer, had a base salary in 1999 of $275,000, which was unchanged from the base salary approved by the committee in September 1998. The Compensation Committee recommended, and the Board approved, a cash bonus of $119,625 for Mr. Thomas reflecting achievement of and progress towards the Company's overall 1999 and future goals and objectives.


K.  Flynn  McDonald
David  A.  Thompson

STOCKHOLDER  RETURN  PERFORMANCE  GRAPH

      The graph below summarizes the total cumulative return experienced by LifeCell's stockholders during the five-year period ended December 31, 1999, compared to the Nasdaq Stock Market Index and the Nasdaq Pharmaceuticals Index. The changes for the periods shown in the graph and table are based on the assumption that $100.00 had been invested in LifeCell Corporation common stock and in each index below on January 1, 1995 and that all cash dividends were reinvested.


[Performance  graph  appears  here]


Indexed Performance   1/1/95   12/95   12/96   12/97   12/98   12/99
LifeCell. . . . . .  $   100  $  125  $  156  $  231  $  219  $  256
Nasdaq. . . . . . .  $   100  $  141  $  174  $  213  $  300  $  556
Nasdaq Pharma Index  $   100  $  183  $  184  $  190  $  242  $  450

CERTAIN  TRANSACTIONS  AND  BUSINESS  RELATIONSHIPS

     In August 1998, the Company entered into an agreement with Mr. Frison regarding the terms of his employment with the Company in connection with the Company's executive succession plan pursuant to which Paul G. Thomas succeeded Mr. Frison as President and Chief Executive Officer in October 1998. The agreement provides that subsequent to such election of Mr. Thomas, the Company will continue to employ Mr. Frison to serve the Company in such advisory capacities as may be designated by the Board of Directors through October 2002. In consideration of such services, the agreement provides that the Company will pay Mr. Frison a monthly salary of $19,833.33 through October 2000 and a monthly salary of $1,000 from November 2000 through October 2002. The agreement also provides that Mr. Frison will continue to participate in the Company's employee benefit plans and the Company will continue to fund certain life insurance policies for the benefit of Mr. Frison through October 2000.

PROPOSAL 2:     APPROVAL OF THE LIFECELL CORPORATION YEAR 2000 STOCK OPTION PLAN

     On March 2, 2000, the Board of Directors adopted the Year 2000 Stock Option Plan (the "2000 Plan"), subject to shareholder approval. The Company's existing Amended and Restated 1992 Stock Option Plan (the "1992 Plan"), reserved 2,500,000 shares of the Company's Common Stock for issuance thereunder. As of April 1, 2000, no shares remained available for issuance under the 1992 Plan.

Approval of the 2000 Plan is intended to ensure that the Company can continue to provide stock options at levels determined appropriate by the Board of Directors. The following is a brief description of the material features of the 2000 Plan. Such description is qualified in its entirety by reference to the 2000 Plan, a copy of which is set forth as Exhibit A to this Proxy Statement.

Purpose

     The purpose of the 2000 Plan is to provide long-term incentives to select employees, officers, consultants and other individuals who have substantial responsibility for the Company's management and growth to encourage them to devote their abilities and industry to the success of the Company.

Shares  and  Incentives  Available  Under  the  2000  Plan

     The 2000 Plan provides for grants of incentive stock options and non-qualified stock options. An aggregate of 1,500,000 shares of Common Stock are authorized for issuance under the 2000 Plan, which amount will be proportionately adjusted in the event of certain changes in the Company's capitalization, a merger, or a similar transaction. Such shares may be treasury shares or newly issued shares or a combination thereof. As of April 19, 2000, the closing sale price per share of the Common Stock on the Nasdaq National Market was $5.25.

Eligibility

     The persons eligible to receive incentive stock options under the 2000 Plan are employees, including officers and directors if they are employees, of the Company or any of its subsidiaries. The Company estimates that, as of April 1, 2000, there were approximately 166 individuals eligible to receive options under the 2000 Plan. The persons eligible to receive nonqualified stock options shall be any individuals, as the Stock Option Committee determines from time to time. The Committee has issued an aggregate of 125,000 Options subject to approval of the 2000 Plan. The following table shows certain information with respect to options granted subject to shareholder approval. The Company cannot determine at this time the recipients of other benefits under the 2000 Plan.

                           YEAR 2000 STOCK OPTION PLAN
                                  PLAN BENEFITS

NAME AND POSITION                     DOLLAR VALUE ($)  NUMBER OF UNITS
William E. Barnhart                                (1)          125,000
    Senior VP, Operations
Executive Group                                    (1)          125,000
Non-Executive Officer Employee Group               ---            ---

-----------------
(1) The actual dollar value, if any, Mr. Barnhart may realize will depend on the excess of the per share market price of the Common Stock over the per share exercise price on the date the option is exercised. The option granted to Mr. Barnhart has an exercise price of $5.00.

Determination  of  Eligibility;  Administration  of  the  2000  Plan

     The 2000 Plan is administered by a stock option committee of the Board of Directors (the "Committee") appointed by the Board of Directors. The Committee must consist of at least two outside directors of the Company and shall consist only of outside directors. The 2000 Plan provides that the Committee has full discretion and authority to (i) select eligible persons to receive options, (ii) determine the type, number, and terms and conditions of options to be granted and the number of shares of Common Stock to which options will relate, (iii) specify times at which options may be exercised and prescribe forms of option agreements, (iv) accelerate the time at which any outstanding option may be exercised, (v) define the effect, if any, on an option of the death, disability, retirement or other termination of employment of the Optionee, (vi) construe, interpret and specify rules and regulations relating to the 2000 Plan and (vii) make all other determinations that may be necessary or advisable for the administration of the 2000 Plan.

     Any action of the Committee is final, conclusive and binding on all parties, including the Company, its stockholders and its employees. The 2000 Plan provides that members of the Committee will not be liable for any act or determination taken or made in good faith in their capacities as such members and will be fully indemnified by the Company with respect to such acts and determinations.

Types  of  Stock  Options

     The Committee is authorized to grant stock options to employees of the Company or to consultants and advisors of the Company. The Committee may grant incentive stock options ("ISOs"), as defined under Section 422 of the Internal Revenue Code (the "Code"), which can result in potentially favorable tax treatment, only to employees, and non-qualified stock options. The terms and conditions of grants of stock options granted under the 2000 Plan will be set forth in a written agreement (the "Option Agreement").

     The purchase price per share subject to an ISO will not be less than the fair market value of a share of Common Stock on the date of grant, except that it will be 110% of the fair market value on the date of grant with respect to ISO grants to a 10% stockholder. The purchase price per share subject to a non-qualified stock option may be less than the fair market value of a share of Common Stock on the date of grant. If options are granted with exercise prices below fair market value, however, deductions for compensation attributable to the exercise of such options could be limited by Code Section 162(m). See "-- Federal Income Tax Consequences." The term "fair market value" on any date means the closing sales price per share at 4:00 p.m. on such date on the Nasdaq National Market.

     The maximum term of each option, the times at which each option will be exercisable, and the vesting schedule, if any, associated with a stock option grant generally are fixed by the Committee, except that no option may have a term exceeding ten years, or five years in the case of an ISO granted to a 10% stockholder. Options will become fully vested and exercisable from time to time in whole or in part, in such manner and subject to such conditions as the Committee may provide in the Option Agreement.

     Options may be exercised by providing written notice to the Secretary of the Company, specifying the number of shares to be purchased and accompanied by payment for such shares, and otherwise in accordance with the applicable Option Agreement. Payment may be made, in the discretion of the Committee, in cash, other shares of Common Stock or through cashless exercise procedures approved by the Committee.

Transferability  of  Options

     Grants of stock options and other awards are generally not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers of nonqualified stock options to the trustee of a trust for the primary benefit of the optionee's spouse or lineal descendants for estate planning or other purposes, subject to any applicable restrictions under federal securities laws.

Award  Limitations

     The maximum number of shares of Common Stock subject to Options that an individual may receive may not exceed 500,000 shares in a three-year period. The maximum fair market value of stock (determined as of the time that an ISO is granted) with respect to which ISO's first become exercisable by an Optionee in any calendar year cannot exceed $100,000.

Change  in  Control

     If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan, or if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company's then outstanding securities, then (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or other disposition, or change in beneficial ownership, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Stock, the number and class of shares of such stock or other securities or property to which such holder would have been entitled if, immediately prior to such merger, consolidation, liquidation, sale or other disposition, or change in beneficial ownership, such holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which such Option may be exercised; (ii) the Board of Directors may waive any limitations set forth in or imposed pursuant hereto so that all Options, from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or other disposition, or change in beneficial ownership, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of any such merger, consolidation, liquidation, sale or other disposition or change in beneficial ownership.

Effect  of  Termination  of  Employment

     Except as otherwise provided in the Option Agreement, in the event that a participant's employment or service with the Company terminates due to death, all Options of such participant will lapse unless exercised, to the extent exercisable at the date of death, within six months following such date of termination. In the event that a participant's employment or service with the Company terminates for any other reason, for or without cause, all Options of such participant will lapse unless exercised, to the extent exercisable at the date of termination, within the earlier of one day less than three months following such date of termination or the expiration date of such Options.

Amendment,  Suspension  or  Termination  of  the  2000  Plan

     The 2000 Plan will terminate on March 1, 2010. Prior to that date, the Board of Directors may amend, modify, suspend or terminate the Plan, subject to stockholder approval when required by law. No amendment, modification, suspension or termination may adversely affect the rights of participants, without their consent, under any outstanding grants of Options.

Federal  Income  Tax  Consequences

     The following is a brief description of the federal income tax consequences generally arising with respect to the grant of Options pursuant to the 2000 Plan. This summary is based on the Code, regulations, rulings and decisions now in effect, all of which are subject to change by legislation, administrative action or judicial decision. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 2000 Plan.

     ISOs. In general, an optionee granted an ISO will not recognize taxable income upon the grant or the exercise of the ISO (assuming the ISO continues to qualify as such at the time of exercise). The excess of the fair market value of shares of Common Stock received upon exercise of the ISO over the exercise price is, however, a tax preference item, which can result in imposition of the alternative minimum tax. The optionee's "tax basis" in the shares of Common Stock acquired upon exercise of the ISO generally will be equal to the exercise price paid by the optionee, except in the case in which the optionee pays the exercise price by delivery of the shares of Common Stock otherwise owned by the optionee (as discussed below).

     If the shares acquired upon the exercise of an ISO are held by the optionee for the "ISO holding period" of at least two years after the date of grant and one year after the date of exercise, the optionee will recognize long-term capital gain or loss upon the sale of the ISO Shares equal to the amount realized upon such sale minus the optionee's tax basis in the shares, and such optionee will not recognize any taxable ordinary income with respect to the ISO. As a general rule, if an optionee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized on the disposition will be taxed as ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the optionee's tax basis in the shares, or
(ii) the amount realized upon the disposition minus the optionee's tax basis in the shares. If the amount realized upon a disqualifying disposition is greater than the amount treated as ordinary income, the excess amount will be treated as capital gain for federal income tax purposes. Certain transactions are not considered disqualifying dispositions including certain exchanges, transfers resulting from the optionee's death, and pledges and hypothecations of ISO Shares.

     Non-qualified stock options. In general, an optionee granted a non-qualified stock option will not recognize taxable income upon the grant of the non-qualified stock option. Upon the exercise of the non-qualified stock option (including an option intended to be an ISO but which has not continued to so qualify at the time of exercise), the optionee generally will recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of exercise minus the exercise price, and the optionee will have a tax basis in the shares equal to the fair market value of the shares at the time of exercise. A subsequent sale of the shares by the optionee generally will result in short-term or long-term capital gain or loss equal to the sale price of such shares minus the optionee's tax basis in such shares.

     In the event that an optionee forfeits an unexercised ISO or a non-qualified stock option (or portion of such option), the optionee will not recognize a loss for federal income tax purposes.

     Compensation Deduction Limitation. Code Section 162(m) generally disallows a public company's tax deduction for compensation paid to the Chief Executive Officer, or to the other four most highly compensated officers, in excess of $1.0 million in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1.0 million deductibility cap, if various requirements are satisfied. The Company intends that Options (other than non-qualified stock options with respect to which the exercise price is less than the fair market value of the shares subject to such options on the date of grant) granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such Options, qualify as "performance-based compensation," so that such Options will not be subject to the deductibility cap.

     Withholding. The Company has the right to deduct from other compensation payable to an employee of the Company, any federal, state, or local taxes required by law to be withheld with respect to Options, or the employee or other person receiving shares under the 2000 Plan will be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such shares.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPANY'S YEAR 2000 STOCK OPTION PLAN. Approval of the Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series B Preferred Stock that are voted at the meeting, voting together as a class. If not otherwise provided, proxies will be voted "FOR" approval of the Stock Option Plan. Abstentions and broker non-votes will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP served as the Company's principal independent accountants for the fiscal year ended December 31, 1999, and has been recommended by the Audit Committee to so serve for the current year. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of stockholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports which they file.

     Based solely on a review of reports on Form 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons that no report on Form 5 was required, the Company believes that, except as set forth below, no person who, at any time during 1999, was subject to the reporting requirements of Section 16(a) with respect to the Company failed to meet such requirements on a timely basis.

     Mr. Cahr, Mr. Foster, Ms. McDonald and Mr. Thompson were each required to file a Form 5 by February 15, 2000 for options granted under the Director Stock Option Plan. Mr. Cahr, Mr. Foster, Ms. McDonald and Mr. Thompson each filed a Form 5 on April 24, 2000. Dr. Costantino was required to file a Form 3 by
October 31, 1999 upon his election to the Board of Directors. Dr. Costantino filed a Form 3 on April 24, 2000. Dr. Livesey was required to file a Form 5 by February 15, 2000 for an option granted under the Employee Stock Option Plan and for shares of common stock purchased during 1999. Dr. Livesey filed a Form 5 on April 24, 2000. Mr. Barnhart was required to file a Form 3 by August 29, 1999 upon election as an executive officer of the Company. Mr. Barnhart filed a Form 3 on April 24, 2000. Mr. Bergstedt was required to file a Form 3 by June 13, 1999 upon election as an executive officer of the Company and a Form 5 by February 15, 2000. Mr. Bergstedt filed a Form 3 and Form 5 on April 24, 2000. Mr. David Platt was required to file a Form 3 by October 7, 1999 upon appointment as the Company's controller and principal accounting officer. Mr. Platt filed a Form 3 on April 24, 2000. Vector Later-Stage Equity Fund, L.P. was required to file a Form 5 by February 15, 2000 for an option granted to Ms. McDonald under the Director Stock Option Plan of which beneficial ownership of such option was assigned by Ms. McDonald to Vector Later-Stage Equity Fund, L.P. Vector Later-Stage Equity Fund, L.P. filed a Form 5 on April 24, 2000.

                    PROPOSALS  FOR  NEXT  ANNUAL  MEETING

     Any proposals of stockholders intended to be presented at the annual meeting of stockholders of the Company to be held in 2001 must be received by the Company at its principal executive offices, One Millennium Way, Branchburg, New Jersey 08876, no later than December 31, 2000, in order to be included in the proxy statement and form of proxy relating to that meeting.

     According to the bylaws of the Company, at the annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For business to be properly brought before the 2000 Annual Meeting of Stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 180 days prior to the meeting.

                                 OTHER  MATTERS

     The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

                                                                       EXHIBIT A

                              LIFECELL CORPORATION
                           YEAR 2000 STOCK OPTION PLAN

     1.     Purpose.  This Year 2000 Stock Option Plan (this "Plan") of LifeCell
            -------
Corporation, a Delaware corporation (the "Company") is adopted for the benefit of certain individuals who have substantial responsibility for the Company's management and growth, and is intended to advance the interests of the Company by providing these individuals with additional incentive by increasing their proprietary interest in the success of the Company and thereby encouraging them to remain in its employ or affiliation.

     2.     Administration.  This  Plan  shall be administered by a committee to
            --------------
be appointed by the Board of Directors of the Company (the "Committee"), which Committee shall consist of not less than two members of the Board of Directors and shall be comprised solely of members of the Board of Directors who qualify as both non-employee directors as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") and outside directors within the meaning of Department of Treasury Regulations issued under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors of the Company shall have the power to add or remove members of the Committee, from time to time, and to fill vacancies thereon arising; by resignation, death, removal, or otherwise. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under this Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of this Plan, or as to options granted hereunder (the "Options"), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the rights, powers and authorities, to: (a) determine the persons to whom and the time or times at which Options will be made, (b) determine the number of shares and the purchase price of stock covered in each Option, subject to the terms of this Plan, (c) determine the terms, provisions and conditions of each Option, which need not be identical, (d) accelerate the time at which any outstanding Option may be exercised, (e) define the effect, if any, on an Option of the death, disability, retirement, or other termination of employment of the Optionee, (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan, and (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan. The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties. When appropriate, this Plan shall be administered in order to qualify certain of the Options granted hereunder as "incentive stock options" described in Section 422 of the Code ("Incentive Stock Options").

     3.     Dedicated  Shares.  The  stock  subject  to  the  Options  and other
            -----------------
provisions of this Plan shall be shares of the Company's Common stock, $.001 par value (the "Stock"). Such shares may be treasury shares or authorized but unissued shares. The total number of shares of Stock with respect to which Incentive Stock Options may be granted shall be 1,500,000 shares. The maximum number of shares subject to Options which may be issued to any Optionee under this Plan during any period of three consecutive years is 500,000 shares. The class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 17 hereof

     In the event that any outstanding Option expires or is surrendered for any reason or terminates by reason of the death or other severance of employment of the Optionee, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option under this Plan.


                                       A1

     4.     Authority  to  Grant Options.  The Committee may grant the following
            ----------------------------
Options from time to time to such eligible individuals of the Company as it shall from time to time determine:

     (a)     "Incentive  Stock Options".  The Committee may grant to an eligible
             --------------------------
employee an Option, or Options, to buy a stated number of shares of Stock under the terms and conditions of this Plan, so that the Option will be an "incentive stock option" within the meaning of Section 422 of the Code.

     (b)     "Nonqualified  Stock  Options".  The  Committee  may  grant  to  an
             ----------------------------
eligible individual an Option, or Options, to buy a stated number of shares of Stock under the terms and conditions of this Plan, even though such Option or Options would not constitute an "incentive stock option" within the meaning of
Section 422  of  the  Code.

     Each Option granted shall be approved by the Committee. Subject only to any applicable limitations set forth in this Plan, the number of shares of Stock to be covered by an Option shall be as determined by the Committee.

     5.     Eligibility.  The  individuals  who  shall  be  eligible  to receive
            -----------
Incentive Stock Options under this Plan shall be such employees, including officers and directors if they are employees, of the Company, or of any parent or subsidiary corporation, as the Committee shall determine from time to time, provided, that no such employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation shall be eligible to receive an incentive stock option unless at the rime that it is granted the option price is at least 110% of the fair market value of Stock at the time the Option is granted and the Option by its own terms is not exercisable after the expiration of five years from the date such Option is granted.

     For the purposes of the preceding paragraph, an employee will be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust will be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Except as otherwise provided, for all purposes of this Plan, the term "parent corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if on the date of grant of the Option in question, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and the term "subsidiary corporation" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, on the date of grant of the Option in question, each of the corporations, other than the last corporation in the chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     The individuals who shall be eligible to receive Nonqualified Stock Options shall be such individuals as the Committee shall determine from time to time.

     No individual shall be eligible to receive an Option under this Plan while the individual is a member of the Committee.

     6.     Option  Price.  The  price at which shares of Stock may be purchased
            -------------
pursuant to an Option shall be determined by the Committee and set forth in the Option agreement; provided, however, that the purchase price of shares of Stock subject to any Incentive Stock Option shall not be less than 100% of the fair market value of the shares of Stock on the date such Option is granted (110% in the case of any employee described in Paragraph 5 who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation (described in Paragraph 5). "Fair market value" shall mean the fair market value of the Common Stock on the date of grant or other relevant date. If on such date the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of NASDAQ, the fair market value shall be the closing sale price at 4:00 p.m. (or if such price is unavailable, the average of the high bid price and the low asked price) on such date. If no such closing sale price or bid and asked prices are available, the fair market value shall be determined in good faith by the Committee in accordance with generally accepted valuation principles and such other factors as the Committee reasonably deems relevant.


                                       A2

    7.     Duration of Options.  No  Option  which  is an Incentive Stock Option
           -------------------
shall be exercisable after the expiration of ten years from the date such Option is granted; and the Committee in its discretion may provide that such Option shall be exercisable throughout such ten-year period or during any lesser period of time commencing on or after the date of grant of such Option and ending upon or before the expiration of such ten-year period. In the case of any employee who owes stock possessing more than ten percent of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation (described in Paragraph 5), no Option which is an Incentive Stock Option shall be exercisable after the expiration of five years from the date such Option is granted. No Option which is a Nonqualified Stock Option shall be exercisable after the expiration of ten years from the date such Option is granted; and the Committee in its discretion may provide that such Option shall be exercisable throughout such ten-year period or during arty lesser period of time commencing on or after the date of grant of such option and ending upon or before the expiration of such ten-year period.

     8.     $100,000  Limitation on Incentive Stock Options.  To the extent that
            -----------------------------------------------
the aggregate fair market value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the Optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any parent corporation or subsidiary corporation) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

     9.     Amount  Exercisable.  Each Option may be exercised, so long as it is
            -------------------
valid and outstanding, from time to time in part or as a whole, in such manner and subject to such conditions as the Committee in its discretion may provide in the Option agreement. However, the Committee in its absolute discretion may accelerate the time at which any outstanding Option may be exercised.

     10.     Exercise of Options.  Options shall be exercised by the delivery of
             -------------------
written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, together with: (i) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of such shares, (ii) Stock at the fair market value on the date of exercise, or (iii) any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for such shares are to be mailed. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable to the Committee, and the Committee may authorize that the purchase price payable upon exercise of an Option may be paid by having shares of Stock withheld that otherwise would be acquired upon such exercise. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the Optionee's name; provided that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified pursuant to this Paragraph 10. If shares of Stock are used in payment of the exercise price, the aggregate fair market value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee.

     Whenever an Option is exercised by exchanging shares of Stock owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.


                                       A3

     11.     Tax  Withholding.  The  Company  shall  be  entitled to deduct from
             ----------------
other compensation payable to each employee any sums required by federal, state or local tax law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the employee (or other individual exercising the Option) to pay the sum directly to the Company. If the Optionee (or other individual exercising the Option) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within ten days after the date of exercise. The Company shall have no obligation upon exercise of any Option until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise, the Company shall not be obligated to advise an employee of the existence of the tax or the amount which the employer corporation will be required to withhold.

     12.     Transferability  of  Options.  Options shall not be transferable by
             ----------------------------
the Optionee otherwise than by will or under the laws of descent and distribution. Notwithstanding the foregoing, an Optionee may, at any time prior to death, assign all or any Nonqualified Options granted to him to the trustee of a trust for the primary benefit of the Optionee's spouse or lineal descendants. If such assignment is made, the spouse or lineal descendants shall be entitled to all of the rights of the Optionee with respect to the assigned Options, and such Options shall continue to be subject to all of the terms, conditions and restrictions applicable to the Options, as set forth in the applicable Option agreement. Any such assignment shall be permitted only if (i) the Optionee does not receive any consideration therefore, and (ii) the assignment is expressly permitted by the applicable Option agreement as approved by the Committee. Any such assignment shall be evidenced by such written documentation executed by the Optionee as the Committee may approve, and a copy thereof shall be delivered to the Committee on or prior to the effective date of the assignment.

     13.     Termination  of  Employment  or  Affiliation  or Death of Optionee.
             ------------------------------------------------------------------
Except as may be otherwise expressly provided herein or in the Option agreement, Options shall terminate on the earlier of the date of the expiration of the Option or one day less than three months after the date of the severance, upon severance of the employment or affiliation relationship between the Company and the Optionee for any reason, for or without cause, other than death. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment or affiliation relationship between the Company and the Optionee shall be determined by the Committee at the time thereof. Unless the Optionee's Option agreement specifically addresses the matter and expressly provides otherwise, after the severance of the employment or affiliation relationship between the Company and the Optionee, the Optionee shall have the right, at any time prior to the termination of the Option, to exercise the Option solely to the extent the Optionee was entitled to exercise it immediately prior to the date of such severance. In the event of the death of the holder of an Option while in the employ or affiliation of the Company and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or six months following the date of such death. After the death of the Optionee, his executors, administrators or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the Option, in whole (subject to the provisions of Paragraph 8 hereof, but without regard to any limitation set forth in or imposed pursuant to Paragraph 9 hereof) or in part. An employment or affiliation relationship between the Company and the Optionee shall be deemed to exist during any period in which the Optionee is employed by or affiliated with the Company, by any parent or subsidiary corporation, by a corporation issuing or assuming a common stock option in a transaction to which Section 424(a) of the Code, applies, or by a parent or subsidiary corporation of such corporation issuing or assuming a stock option (and for this purpose, the phrase "corporation issuing or assuming a stock option" shall be substituted for the word "Company" in the definitions of parent and subsidiary corporations specified in Paragraph 5 of this Plan, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code).

     14.     Requirements  of Law.  The Company shall not be required to sell or
             --------------------
issue any shares under any Option if the issuance of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental, regulatory body, or investment or other representations, are necessary or desirable in connection


                                       A4
with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Committee. In connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including, receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. Any determination by the Committee on these matters shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under applicable securities laws of any country, or any political subdivision the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with applicable law:

          "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for such sale or transfer."

     The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to applicable securities laws of any country or any political subdivision (as now in effect or as hereafter amended) and, in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation or any governmental authority.

     15.     No  Rights  as  Stockholder.  No Optionee shall have  rights  as  a
             ---------------------------
stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 17 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

     16.     Employment  or  Affiliation  Obligation. The granting of any Option
             ---------------------------------------
shall not impose upon the Company any obligation to employ or affiliate with or continue to employ or affiliate with any Optionee; and the right of the Company to terminate the employment or affiliation of any officer, employee or other individual shall not be diminished or affected by reason of the fact that an Option has been granted to him.

     17.     Changes  in  the  Company's  Capital  Structure.  The  existence of
             -----------------------------------------------
outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any transfer or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefore in money, services or property, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment, disregarding any fractional shares; and (b) the number and class of shares then reserved for issuance under this Plan shall be adjusted by substituting for the total number and class of shares of stock then reserved for the number and class or classes of shares of stock that would have been received by the owner of an equal number of outstanding shares of Stock as the result of the event requiring the adjustment, disregarding any fractional shares.


                                       A5

     If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan, or if any "person" (as that term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company's then outstanding securities (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or other disposition, or change in beneficial ownership, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of such stock or other securities or property to which such holder would have been entitled if, immediately prior to such merger, consolidation, liquidation, sale or other disposition, or change in beneficial ownership, such holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which such Option may be exercised; (ii) the Board of Directors may waive any limitations set forth in or imposed pursuant hereto so that all Options, from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or other disposition, or change in beneficial ownership, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of any such merger, consolidation, liquidation, sale or other disposition or change in beneficial ownership.

     Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into sub shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock then subject to outstanding Options.

     Notwithstanding anything contained in the Plan or any Option agreement to the contrary, in the event of a transaction described in this Paragraph 17 which is also intended to be treated as a "pooling of interests" under generally accepted accounting principles, the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Option, (ii) providing that the payment or settlement in respect of any Option be made in the form of cash, shares of Stock or securities of a successor or acquirer of the Company, or a combination of the foregoing, and (iii) providing for the extension of the term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

     18.     Substitution  Options.  Options may be granted under this Plan from
             ---------------------
time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or whose employer is about to become a parent or subsidiary corporation, conditioned in the case of an incentive stock option upon the employee becoming an employee as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least 50% of the issued and outstanding stock of another corporation as the result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board of Directors of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be such as to affect the status of any such substitute option as an "incentive stock option" under Section 422 of the Code.

     19.     Amendment  or  Termination  of Plan.  The Board  of  Directors  may
             -----------------------------------
modify, revise or terminate this Plan at any time and from time to time, subject to the approval of the Company's stockholders to the extent required by applicable laws, regulations or rules. All Options ;ranted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Options outstanding under this Plan at the time of such amendment, modification or revision. In the event this Plan is terminated by action of the Board of Directors, all Options outstanding under this Plan may be terminated.


                                       A6

     20. Written Agreement. Each Option granted hereunder shall be embodied in a
         -----------------
written agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the Optionee and by an officer of the Company on behalf of the Committee and the Company. Such an Option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan, including without limitation transfer restrictions, repurchase rights, rights of first refusal, non-compete, non-solicitation and confidentiality covenants, forfeiture provisions, representations and warranties of the Optionee and provisions to ensure compliance with applicable laws, regulations and rules.

     21. Indemnification of the Committee and the Board of Directors. The
         ------------------------------------------------------------
Company will, to the fullest extent permitted by law, indemnify, defend and hold harmless any person who at any time is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in any way relating to or arising out of this Plan or any Option or Options granted hereunder by reason of the fact that such person is or was at any time a director of the Company or a member of the Committee against judgments, fines, penalties, settlements and reasonable expenses (including attorneys fees) actually incurred by such person in connection with such action, suit or proceeding. This right of indemnification will inure to the benefit of the heirs, executors and administrators of each such person and is in addition to all other rights to which such person may be entitled by virtue of the by-laws of the Company or as a matter of law, contract or otherwise.

     22. No Rights as Stockholder. No Optionee shall have any rights as a
         -------------------------
stockholder with respect to stock covered by his Option until the date a stock certificate is issued for the Stock.

     23. Gender. If the context requires, words of one gender when used in This
         ------
Plan shall include the others and words used in the singular or plural shall include the other.

     24. Headings. Headings of Sections are included for convenience of
         --------
reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

     25. Other Options. The grant of an Option shall not confer upon an Optionee
         -------------
the right to receive any future or other Option under this Plan, whether or not Options may be granted to similarly situated Optionees, or the right to receive future Options upon the same terms or conditions as previously granted.

     26. Arbitration of Disputes. Any controversy arising out of or relating to
         -----------------------
this Plan or an Option Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

     27. Governing Law. The provisions of this Plan shall be construed,
         --------------
administered,  and  governed  under  the  laws  of  the  State  of  Delaware.

     28. Effective Date. This Plan shall become effective and shall be deemed to
         --------------
have been adopted on March 2, 2000 if within one year of that date it shall have been approved by the requisite holders of the outstanding shares of voting stock of the Company under the provisions of the corporate charter, by-laws or applicable law. No options shall be granted pursuant to this Plan after March 1, 2010.

     Adopted by the Board of Directors on the 2nd day of March, 2000, and approved by the stockholders on the ___ day of June, 2000.


                                       A7

                                      PROXY
                              LIFECELL CORPORATION
   THIS PROXY FOR HOLDERS OF SERIES B PREFERRED STOCK IS SOLICITED BY THE BOARD OFDIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2000

     The stockholder of LifeCell Corporation (the "Company") whose signature appears on the reverse side hereof hereby appoints Paul G. Thomas and Fenel M. Eloi, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held at The Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07059 at 1:00 p.m., Friday, June 2, 2000, and at any adjournment thereof. The proposals set forth below are more fully described in the LifeCell Corporation Proxy Statement dated April 28, 2000 (the Proxy Statement).

1(a).  ELECTION  OF  DIRECTORS:  [  ]  FOR all of the nominees listed below
                                    (except  as indicated to the contrary below)

                                 [  ]  WITHHOLD  AUTHORITY
                                       to vote for election of  directors

NOMINEES (to be elected by the holders of Common Stock and Series B Preferred Stock, voting together as a class): Paul G. Thomas, Stephen A. Livesey, Michael
E. Cahr, Peter D. Costantino, James G. Foster, David A. Thompson (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

1(b).  ELECTION  OF  DIRECTOR: [  ]  FOR the nominee listed below
                                     (except as indicated to the contrary below)

                               [  ]  WITHHOLD  AUTHORITY
                                     to vote for election  of  directors

NOMINEES (to be elected by the holders of Series B Preferred Stock, voting as a separate class): K. Flynn McDonald.
(Instruction: To withhold authority to vote for the nominee, write that nominee's name in the space provided below.)

________________________________________________________________________________

2. Proposal to approve the adoption of the LifeCell Corporation Year 2000 Stock Option Plan, as more fully described in the Proxy Statement.

         [  ]  FOR       [  ]  AGAINST          [  ]  ABSTAIN


In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

    This proxy will be voted as directed. If not otherwise specified, this proxy will be voted FOR the election of the director nominees named in Item 1(a), or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, FOR the election of the director nominee named in Item 1(b) or if the nominee becomes unavailable, FOR another nominee to be selected by the holders of a majority of the shares of Series B Preferred Stock and FOR the proposal as set forth in Item 2.


     Dated:____________________________________________,  2000
           ___________________________________________________
           ___________________________________________________
     (Signature  of  Stockholder(s))
     Please sign name exactly as it appears hereon. Joint owners should each sign.
     When signing as an attorney, executor, administrator, trustee or guardian, please give full title as it appears.
     PLEASE  MARK,  SIGN,  DATE  AND  RETURN  IMMEDIATELY

                                      PROXY
                              LIFECELL CORPORATION
  THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2000

     The stockholder of LifeCell Corporation (the "Company") whose signature appears on the reverse side hereof hereby appoints Paul G. Thomas and Fenel M. Eloi, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held at The Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07059 at 1:00 p.m., Friday, June 2, 2000, and at any adjournment thereof. The proposals set forth below are more fully described in the LifeCell Corporation Proxy Statement dated April 28, 2000 (the Proxy Statement).



1.  ELECTION  OF  DIRECTORS:     [  ]  FOR  all  of  the nominees listed below
                                     (except as indicated to the contrary below)

                                 [  ]  WITHHOLD  AUTHORITY
                                       to vote for election of directors

NOMINEES: Paul G. Thomas, Stephen A. Livesey, Michael E. Cahr, Peter D. Costantino, James G. Foster, David A. Thompson
Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

________________________________________________________________________________


2. Proposal to approve the adoption of the LifeCell Corporation Year 2000 Stock Option Plan, as more fully described in the Proxy Statement.

     [  ]  FOR                [  ]  AGAINST        [  ]  ABSTAIN

3. In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

    This proxy will be voted as directed. If not otherwise specified, this proxy will be voted FOR the election of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors and FOR the proposal as set forth in Items 2.


      Dated:___________________________________________,  2000

      ________________________________________________________

      ________________________________________________________
      (Signature  of  Stockholder(s))
      Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as it appears.
      PLEASE  MARK,  SIGN,  DATE  AND  RETURN  IMMEDIATELY